Exhibit 99.1

1Q 2016

SmartFinancial Reports First Quarter Results

KNOXVILLE, TN - April 27, 2016 - SmartFinancial, Inc. ("SmartFinancial"; NASDAQ: SMBK), announced today net income of $1.3 million in its first quarter, compared to $1.2 million in the prior quarter. In the third quarter 2015, SmartFinancial successfully completed the merger of two holding companies, legacy SmartFinancial, Inc. and Cornerstone Bancshares, Inc., and carried forward the name "SmartFinancial, Inc.". This quarter completes a second full quarter’s results from the combined company; in addition, SmartBank and Cornerstone Community Bank completed their merger at the end of February.

Billy Carroll, President & CEO stated: "We are pleased with these results as our newly combined company continues to build momentum and realize greater efficiencies. It’s powerful to move past internally focused merger work and set the stage for growth. Our organic loan and deposit growth kept good pace during the first quarter, even with a number of our team members involved in the bank integration. We’re on plan and expect continued merger efficiencies in the coming months. We’ll remain focused on fundamentals and strengthening our foundation to support organic growth and increased earnings.”

Carroll also noted, “We secured a talented mortgage team in 2015 which has allowed us to expand our mortgage capabilities franchise-wide. We are beginning to close loans with these new products, using this new channel. We have significant opportunity to serve more clients with even better solutions across our entire footprint while driving greater margins in residential lending. To leverage these capabilities, we continue to identify and recruit revenue producers for residential and other areas of the bank in every market we serve.”

SmartFinancial's Chairman Miller Welborn concluded: "This board could not be more enthusiastic about the brand, the vision and the talent of this team. We have a strong story to tell and have every confidence that we’ll achieve the ‘sweet spot’ for community banking which will include being a best place to work, a great place to bank and especially rewarding for our shareholders. "

Performance Highlights

•	Net income available to common shareholders totaled $1.1 million or $0.20 per share during the first quarter of 2016.
•	Annualized return on average assets equaled 0.54 percent in the first quarter of 2016, up from 0.47 percent in the fourth quarter of 2015.
•	Annualized net loan growth was approximately 6.4 percent in the first quarter of 2016, with the growth coming from increases in owner occupied commercial real estate, residential real estate, and construction and development loans.
•	Gain on sale of assets increased to $222 thousand as results from the mortgage unit accelerated even in spite of what is a normally weak quarter due to seasonality.
•	Maintained outstanding asset quality with just 0.82 percent of nonperforming assets to total assets.

1Q 2016 compared to 4Q 2015

Net operating earnings available to common shareholders, which excludes purchased loans accounting adjustments, securities gains, merger and conversion costs, and foreclosed assets gains and losses, totaled $780 thousand in the first quarter of 2016 compared to $584 thousand in the fourth quarter of 2015. Net income available to common shareholders totaled $1.1 million in the first quarter of 2016, or $0.19 per diluted share, compared to $1.2 million, or $0.19 per diluted share, in the fourth quarter of 2015.

Net interest income to average assets of 3.67 percent for the quarter was down from 3.79 percent in the fourth quarter of 2015. Net interest income totaled $9.1 million in the first quarter of 2016 compared to $9.5 million in the fourth quarter of 2015. Net interest income was negatively impacted during the quarter primarily by a reduction in purchased loan accounting adjustments. One fewer day and slightly lower yields on loan balances had a marginal impact. Net interest margin, taxable equivalent, decreased from 4.10 percent in the fourth quarter of 2015 to 4.00 percent in the first quarter of 2016 due to lower yields for the reasons mentioned above.

Provision for loan losses was $138 thousand in the first quarter of 2016 compared to $567 thousand in the fourth quarter of 2015. The decrease in provision for loan losses was primarily due a reduction in historical loss rates used in the Company's ALLL model due to improvement in charge-off levels. Annualized net charge-offs were (0.02) percent of average loans in the first quarter of 2016 compared to 0.02 percent of average loans in the fourth quarter of 2015.

The ALLL was $4.5 million, or 0.61 percent of total loans as of March 31, 2016 compared to $4.4 million, or 0.60 percent of total loans, as of December 31, 2015. Adjusted ALLL, which includes the ALLL as well as net acquisition accounting fair value adjustments for acquired loans, was 2.11 percent of total loans as of March 31, 2016, which was down from 2.18 percent as of December 31, 2015. The reduction in adjusted ALLL resulted from continued accretion of fair value discounts.

Nonperforming loans as a percentage of total loans was 0.43 percent as of March 31, 2016, which was up slightly from 0.38 percent as of December 31, 2015. Total nonperforming assets (which include nonaccrual loans, loans past due 90 days or more and still accruing, and foreclosed assets) as a percentage of total assets was 0.82 percent as of March 31, 2016 compared to 0.79 percent as of December 31, 2015.

Non-interest income to average assets of 0.43 percent for the quarter was down from 0.46 percent in the fourth quarter of 2015. Non-interest income totaled $1.1 million in the first quarter of 2016, compared to $1.2 million in the fourth quarter of 2015. Merger related reclassification drove a $101 decline in service charges and fees and a $72 thousand increase in other non-interest income. Gain on securities totaled $83 thousand. Gain on sale of loans and other assets which includes both SBA and mortgage loan income was $222 thousand, compared to $86 thousand in the fourth quarter of 2015. Gains on the sale of foreclosed assets were $58 thousand for the quarter.

Non-interest expense to average assets of 3.19 percent for the quarter was down slightly from 3.20 percent in the fourth quarter of 2015. Non-interest expense totaled $8.0 million in the first quarter of 2016, which was down $100 thousand from the fourth quarter of 2015. Salaries and employee benefits increased by $287 thousand in the first quarter mainly due to additions to the mortgage staff and annual performance based salary increases. Occupancy expense of $990 thousand was up $80 thousand from the previous quarter. Data processing and professional expenses fell a combined $473 thousand compared to the fourth quarter primarily due to a reduction in merger related costs. Marketing expenses of $173 thousand were up from $100 thousand in the fourth quarter primarily due to rebranding initiatives related to merger integration.

Income tax expense was $764 thousand in the first quarter of 2016 compared to $901 thousand in the fourth quarter of 2015. The Company's effective tax rate was 36.2 percent in the first quarter of 2015 compared to 43.2 percent in the fourth quarter of 2015. The fourth quarter 2015 effective tax rate was negatively impacted by merger costs which were non-deductible.

1Q 2016 compared to 1Q 2015

Net operating earnings available to common shareholders, which excludes purchased loans accounting adjustments, securities gains, merger and conversion costs, and foreclosed assets gains and losses, totaled $780 thousand in the first quarter of 2016 compared to $41 thousand in the first quarter of 2015. Net income available to common shareholders totaled $1.1 million in the first quarter of 2016, or $0.19 per diluted share, compared to $308 thousand, or $0.09 per diluted share, in the first quarter of 2015. The Company's operations and financial performance were significantly impacted in nearly every respect by the merger of SmartFinancial, Inc. and Cornerstone Bancshares, Inc. on August 31, 2015. Therefore, financial results in 1Q 2016 are not comparable to results reported for 1Q 2015.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with twelve branches, two loan production offices, and one mortgage production office located in East Tennessee, the Florida Panhandle, and North Georgia. Recruiting the best people, delivering exceptional client service, strategic branching and a conservative and disciplined approach to lending have all given rise to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartbank.com.

This release contains forward-looking statements. SmartFinancial cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: changes in management’s plans for the future, prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services and other factors that may be described in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, SmartFinancial assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Statements included in this press release include non-GAAP financial measures and should be read along with the accompanying tables, which provide a reconciliation of non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses non-GAAP financial measures, including: (i) net operating earnings available to common shareholders; (ii) operating efficiency ratio; (iii) adjusted allowance for loan losses to loans; and (iv) tangible common equity, in its analysis of the Company's performance. Net operating earnings available to common shareholders excludes the following from net income available to common shareholders: securities gains and losses, merger and conversion costs, OREO gain and losses, and the income tax effect of adjustments. The operating efficiency ratio excludes securities gains and losses, merger and conversion costs, and adjustment for OREO gains and losses from the efficiency ratio. Adjusted allowance for loan losses adds net acquisition accounting fair value discounts to the allowance for loan losses. Tangible common equity excludes total preferred stock, preferred stock paid in capital, goodwill, and other intangible assets.

Management believes that non-GAAP financial measures provide additional useful information that allows readers to evaluate the ongoing performance of the Company and provide meaningful comparisons to its peers. Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Source

SmartFinancial, Inc.

Investor Contacts

Billy Carroll

President & CEO

865.868.0613

Frank Hughes

Executive Vice President

Investor Relations

423.385.3009

Media Contact

Kelley Fowler

First Vice President, Public Relations & Marketing

SmartBank

865.868.0611

kfowler@smartbank.net

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands except per share data)

	As of and for the three months ending
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Selected Performance Ratios (Annualized)
Return on average assets	0.54%	0.47%	-0.04%	0.05%	0.27%
Net operating return on average assets (Non-GAAP)	0.40%	0.24%	0.10%	0.17%	0.06%
Return on average shareholder equity	5.29%	4.75%	-0.44%	0.47%	2.42%
Net operating return on average shareholder equity (Non-GAAP)	3.89%	2.47%	1.05%	1.58%	0.51%
Net interest income / average assets	3.67%	3.79%	3.65%	3.53%	3.46%
Yield on earning assets, TE	4.45%	4.54%	4.45%	4.27%	4.25%
Cost of interest-bearing liabilities	0.54%	0.52%	0.53%	0.49%	0.51%
Net interest margin, TE	4.00%	4.10%	4.00%	3.85%	3.74%
Non interest income / average assets	0.43%	0.46%	0.10%	0.08%	0.63%
Non interest expense / average assets	3.19%	3.20%	3.69%	3.36%	3.32%
Efficiency ratio	76.93%	74.29%	97.45%	88.67%	71.68%
Operating efficiency ratio (Non-GAAP)	82.09%	85.73%	90.96%	80.41%	81.75%
Pre-tax pre-provision income / average assets	0.90%	1.05%	0.06%	0.26%	0.76%

Per Common Share
Net income, basic	0.20	0.20	(0.03)	0.01	0.10
Net income, diluted	0.19	0.19	(0.03)	0.01	0.09
Net operating earnings, basic (Non-GAAP)	0.13	0.10	0.04	0.06	0.01
Net operating earnings, diluted (Non-GAAP)	0.13	0.10	0.04	0.06	0.01
Book value	15.47	15.19	15.07	14.88	15.07
Tangible book value (Non-GAAP)	14.29	13.99	13.84	14.82	15.00
Common shares outstanding	5,817,204	5,806,477	5,735,393	2,965,783	2,965,783

Composition Of Loans
Commercial & financial	83,197	85,526	81,107	37,507	34,285
Real estate construction & Development	113,028	105,132	97,050	52,634	64,180
Real estate commercial	370,922	369,263	365,607	208,937	190,214
owner occupied	166,364	161,698	153,496	82,860	89,225
non-owner occupied	204,558	207,565	212,111	126,077	100,989
Real estate residential	166,214	161,427	162,090	89,876	81,253
Other loans	7,578	6,368	4,585	1,770	1,478
Total loans	740,939	727,716	710,439	390,724	371,410

Asset Quality Data and Ratios
Nonperforming loans	3,171	2,754	1,715	4,067	4,156
Foreclosed assets	5,133	5,358	9,647	3,728	4,170
Total nonperforming assets	8,304	8,112	11,362	7,795	8,326
Restructured loans not included in nonperforming loans	3,677	3,693	3,731	1,831	1,849
Net charge-offs to average loans (annualized)	-0.02%	0.02%	0.03%	0.13%	0.00%
Allowance for loan losses to loans	0.61%	0.60%	0.54%	0.98%	1.05%
Adjusted allowance for loan losses to loans (Non-GAAP)	2.11%	2.18%	2.26%	2.38%	2.75%
Nonperforming loans to total loans, gross	0.43%	0.38%	0.24%	1.04%	1.12%
Nonperforming assets to total assets	0.82%	0.79%	1.13%	1.43%	1.57%

Capital Ratios
Tangible equity to tangible assets	9.43%	9.17%	9.14%	10.30%	10.68%
Tangible common equity to tangible assets	8.24%	7.99%	7.94%	8.09%	8.41%
SmartFinancial Inc.:
Tier 1 leverage	9.74%	9.45%	9.31%	*	*
Common equity Tier 1	10.61%	10.30%	10.25%	*	*
Tier 1 risk-based capital	12.14%	11.78%	11.77%	*	*
Total risk-based capital	12.70%	12.32%	12.25%	*	*

* The Company was not required to report quarterly captial ratios prior to 9/30/15

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)

BALANCE SHEET
	Ending Balances
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Assets
Cash & cash equivalents	68,933	79,965	89,936	43,810	41,244
Securities available for sale	157,560	166,413	152,150	83,747	92,295
Other investments	4,451	4,451	4,451	2,128	2,090
Total investment securities	162,011	170,864	156,601	85,875	94,385
Total loans	740,939	727,716	710,439	390,724	371,410
Allowance for loan losses	(4,527)	(4,355)	(3,828)	(3,834)	(3,915)
Loans net	736,412	723,361	706,611	386,890	367,495
Premises and equipment	25,680	25,038	25,266	16,405	16,383
Foreclosed assets	5,133	5,358	9,647	3,728	4,170
Goodwill and other intangibles	6,848	6,941	7,034	177	218
Other assets	11,207	12,436	11,962	6,478	5,257
Total assets	1,016,224	1,023,963	1,007,057	543,363	529,152

Liabilities
Non-interest demand	132,481	131,419	123,551	69,427	58,006
Interest-bearing demand	161,454	149,424	144,012	114,165	119,771
Money market and savings	241,500	236,901	231,477	131,810	120,147
Time deposits	323,676	340,739	347,951	167,344	168,636
Total deposits	859,111	858,483	846,992	482,745	466,560
Repurchase agreements	20,747	28,068	18,442	2,727	4,607
FHLB & other borrowings	29,675	34,187	39,278	-	-
Other liabilities	4,703	3,048	3,908	1,772	1,280
Total liabilities	914,236	923,786	908,621	487,245	472,447
Shareholders' Equity
Preferred stock	12	12	12	12	12
Common stock	5,817	5,806	5,732	2,966	2,966
Additional paid-in capital	82,717	82,616	81,628	42,516	42,512
Retained earnings	13,231	12,095	10,942	11,049	11,013
Accumulated other comprehensive loss	211	(352)	122	(425)	202
Total shareholders' equity	101,988	100,177	98,436	56,118	56,705
Total liabilities & shareholders' equity	1,016,224	1,023,963	1,007,057	543,363	529,152

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)

INCOME STATEMENT
	Three months ending
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Interest Income
Loans, including fees	9,374	9,875	6,660	4,677	4,518
Investment securities	752	603	446	386	442
Other interest income	28	89	47	5	4
Total interest income	10,154	10,567	7,153	5,068	4,964
Interest Expense
Deposits	961	937	688	498	503
Repurchase agreements	17	17	7	3	3
FHLB and other borrowings	45	66	32	3	0
Total interest expense	1,023	1,020	727	504	506
Net interest income	9,131	9,547	6,426	4,564	4,458
Provision for loan losses	138	567	32	40	284
Net interest income after provision for loan losses	8,993	8,980	6,394	4,524	4,174
Non-interest income
Service charges on deposit accounts	296	397	237	149	130
Other non-interest income	412	340	317	237	230
Gain on securites	83	-	-	52	-
Gain on sale of loans and other assets	222	86	(294)	31	65
Gain (loss) on sale of foreclosed assets	58	332	(86)	(363)	383
Total non-interest income	1,071	1,155	174	106	808
Non-interest expense
Salaries and employee benefits	4,495	4,208	3,187	2,236	2,301
Occupancy expense	990	910	688	556	525
Data Processing	341	510	278	194	210
Professional expenses	455	760	908	334	352
Foreclosed asset expense	57	110	91	48	41
Marketing	173	100	142	111	111
Amortization of other intangibles	93	93	58	41	41
FDIC premiums	136	148	144	98	97
Service contracts	286	248	192	152	159
Other non-interest expense	926	965	805	570	444
Total non-interest expense	7,952	8,052	6,493	4,340	4,281
Earnings before income taxes	2,112	2,083	75	290	701
Income tax expense	764	901	152	225	363
Net income (loss)	1,348	1,182	(77)	65	338
Dividends on preferred stock	212	30	30	30	30
Net income available to common shareholders	1,136	1,152	(107)	35	308

NET INCOME PER COMMON SHARE
Basic	0.20	0.20	(0.03)	0.01	0.10
Diluted	0.19	0.19	(0.03)	0.01	0.09

Weighted average common shares outstanding
Basic	5,807	5,750	3,937	2,966	2,966
Diluted	6,108	6,037	4,244	3,293	3,293

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)

YIELD ANALYSIS
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2016			Dec. 31, 2015			March 31, 2015
	Avg. Balance	Tax Equivalent Interest	Yield / Rate	Avg. Balance	Tax Equivalent Interest	Yield / Rate	Avg. Balance	Tax Equivalent Interest	Yield / Rate
ASSETS
Loans	734,941	9,374	5.12%	719,140	9,875	5.45%	366,209	4,518	5.00%
Investment securities	164,337	765	1.87%	157,243	624	1.57%	98,540	443	1.82%
Fed funds sold and other	17,310	28	0.65%	49,488	89	0.72%	9,178	4	0.19%
Total interest earning assets	916,588	10,167	4.45%	925,871	10,588	4.54%	473,927	4,965	4.25%
Non-interest earning assets	79,286			82,100			42,137
Total assets	995,874			1,007,971			516,064

LIABLITIES & EQUITY
Interest-bearing demand	155,080	66	0.17%	138,156	53	0.15%	105,456	36	0.14%
Money market and savings	241,441	272	0.45%	234,637	259	0.44%	120,567	109	0.37%
Time deposits	330,813	623	0.76%	344,095	625	0.72%	174,898	358	0.83%
Total interest-bearing deposits	727,334	961	0.53%	716,888	937	0.52%	400,921	503	0.51%
Repurchase agreements	18,943	17	0.36%	22,528	17	0.30%	4,661	3	0.26%
FHLB and other borrowings	14,819	45	1.21%	35,806	66	0.73%	133	0	1.20%
Total interest bearing liabilities	761,096	1,023	0.54%	775,222	1,020	0.52%	405,715	506	0.51%
Non-interest bearing deposits	128,120			130,212			52,407
Other liabilities	4,449			3,830			1,223
Total liabilities	893,665			909,264			459,345
Shareholders' equity	102,209			98,707			56,719
Total liabilities and shareholders equity	995,874			1,007,971			516,064

Net interest income, taxable equivalent		9,144			9,568			4,459
Interest rate spread			3.91%			4.02%			3.74%
Tax equivalent net interest margin			4.00%			4.10%			3.77%

Percent of average interest-earnings assets to average interest-bearing liabilities			120.43%			119.43%			116.81%

SmartFinancial, Inc. and Subsidiaries
Condensed Consolidated Financial Information (unaudited)
(In thousands)

	Three months ending
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Operating Earnings
Net income (loss) (GAAP)	1,348	1,182	(77)	65	338
Purchased loan accounting adjustments*	(541)	(818)	(412)	(161)	(224)
Securities (gains) losses	(83)	-	-	(52)	-
Merger and conversion costs	105	230	748	104	175
Foreclosed assets (gains) losses	(58)	(332)	86	363	(383)
Income tax effect of adjustments	221	352	(161)	(97)	165
Net operating earnings (Non-GAAP)	992	614	184	222	71
Dividends on preferred stock	(212)	(30)	(30)	(30)	(30)
Net operating earnings available to common shareholders (Non-GAAP)	780	584	154	192	41
Net operating earnings per common share:
Basic	0.13	0.10	0.04	0.06	0.01
Diluted	0.13	0.10	0.04	0.06	0.01

Operating Efficiency Ratio
Efficiency ratio (GAAP)	76.93%	74.29%	97.45%	88.67%	71.68%
Adjustment for purchased loan accounting adjustments*	6.81%	10.16%	6.34%	3.71%	5.23%
Adjustment for securities (gains) losses	-1.05%	0.00%	0.00%	-1.20%	0.00%
Adjustment for merger and conversion costs	-1.33%	-2.85%	-11.51%	-2.41%	-4.10%
Adjustment for OREO (gains) losses	0.73%	4.13%	-1.32%	-8.36%	8.94%
Operating efficiency ratio (Non-GAAP)	82.09%	85.73%	90.96%	80.41%	81.75%

Adjusted Allowance for Loan Losses
Allowance for loan losses (GAAP)	4,527	4,355	3,828	3,834	3,915
Net acquisition accounting fair value discounts to loans	11,381	11,781	12,520	5,599	6,467
Adjusted allowance for loan losses (Non-GAAP)	15,908	16,136	16,348	9,433	10,382
Loans (excluding acquisition accounting fair value discounts)	752,321	739,497	722,959	396,323	377,877
Adjusted allowance for loan losses to loans (Non-GAAP)	2.11%	2.18%	2.26%	2.38%	2.75%

Tangible Common Equity
Shareholders' equity (GAAP)	101,988	100,177	98,436	56,118	56,705
Less preferred stock & preferred stock paid in capital	12,000	12,000	12,000	12,000	12,000
Less goodwill and other intangible assets	6,848	6,941	7,034	177	218
Tangible common equity (Non-GAAP)	83,140	81,236	79,402	43,941	44,487

*Consists of ASC 310-30 accretion above (below) contractual loan income and ASC 310-20 accretion